UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2022

Light & Wonder, Inc.
(Exact name of registrant as specified in its charter)

Nevada	81-0422894
(State or other jurisdiction of incorporation)	(IRS Employer
Identification No.)

001-11693
(Commission File Number)

6601 Bermuda Road, Las Vegas, NV 89119
(Address of registrant’s principal executive office)

(702) 897-7150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	LNW	The NASDAQ Stock Market
Preferred Stock Purchase Rights		The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                ☐       Emerging growth company

☐          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers; Election of Director

On October 6, 2022, the Board of Directors (the “Board”) of Light & Wonder, Inc. (the “Company”) appointed Matthew Wilson the Company’s President and Chief Executive Officer and elected Mr. Wilson as a director of the Company, each effective as of October 10, 2022 (the “Effective Date”). In addition, Ms. Siobhan Lane was appointed Executive Vice President and Group Chief Executive of Gaming, as of the Effective Date.

In connection with Mr. Wilson’s appointment, Mr. Wilson will receive: (1) an annual base salary of $1,300,000, effective as of the Effective Date, (2) an annual target bonus opportunity of 100% of his base salary; and (3) eligibility for annual equity awards with an aggregate grant date fair value of approximately 300% of his base salary. All other material terms and conditions of Mr. Wilson’s employment, including his severance terms, remain consistent with his employment agreement with the Company, dated as of July 6, 2019, as amended from time to time.

Mr. Wilson, age 41, has served as interim President and Chief Executive Officer since August 2022 and as Executive Vice President and Group Chief Executive of Gaming since March 2020. Mr. Wilson has over sixteen years of gaming industry experience. Prior to his role at the Company, he was President and Managing Director of the Americas at Aristocrat from February 2017 until August 2019. Mr. Wilson began his tenure at Aristocrat in 2004 and held several significant positions in a variety of Aristocrat’s markets during his time there, including serving as Senior Vice President of Global Gaming Operations and Senior Vice President of Sales and Marketing, Americas. He holds a Bachelor of Commerce from the University of Wollongong and completed the Advanced Management Program at Wharton Business School.

Ms. Lane, age 41, has served as Senior Vice President and Chief Commercial Officer, Gaming, since February 2020. In addition to her responsibilities as Chief Commercial Officer, she led the North America region of Gaming. Prior to her role at the Company, Ms. Lane spent 12 years at Aristocrat in roles of increasing responsibility, finishing as Senior Vice President, Marketing and Gaming Operations, during which time she helped lead the organizational transformation and market turnaround of Aristocrat in the North American region. Ms. Lane currently serves as Vice President of the Global Gaming Women (GGW) Board of Directors. She graduated with distinction from Penn State University with a Bachelor of Science degree in Marketing and International Business and recently completed the Executive Development Program at The Wharton School at the University of Pennsylvania.

Item 7.01. Regulation FD Disclosure.

On October 10, 2022, the Company issued a press release announcing the election of Mr. Wilson to the Board and the appointments of Mr. Wilson and Ms. Lane. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 as well as in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company, dated October 10, 2022.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHT & WONDER, INC.

Date: October 11, 2022	By:	/s/ Constance P. James
		Name:	Constance P. James
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary